MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Office of the Chief Accountant

Division of corporation Finance

100 F Street NE

Washington, DC 20549-7561

Re:

Promodoeswork.com, Inc.

Commission File Number. 333-147169

We have read Item 4.02 of the form 8-K filed April 30, 2008 by Promodoeswork.com, Inc. and are in agreement with the statements contained therein.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 4, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501